Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2021 Omnibus Incentive Plan of Perella Weinberg Partners of our report dated March 10, 2021, with respect to the consolidated financial statements of PWP Holdings LP and Subsidiaries incorporated by reference in the Form 8-K of Perella Weinberg Partners dated June 30, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
August 30, 2021